Exhibit 10.14

SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (the “Amendment”) is entered this September 5, 2007 (the “Second Amendment Date”) by Arius Two, Inc. (“Arius Two”) and Arius Pharmaceuticals, Inc. (“Arius”).

WHEREAS, Arius and Arius Two are parties to that certain BEMA License Agreement, dated August 2, 2006, as amended (the “License”); and

WHEREAS, Arius and BioDelivery Sciences International, Inc. (“Parent”) desire to remove Canada from the territory covered by the License, so that the rights currently granted under the License with respect to Canada and Mexico may be included under a separate license agreement to be entered into between Arius Two and Arius as of the date hereof.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1. Definitions. Any capitalized terms not separately defined in this Amendment shall have the meaning provided in the License.

2. Amendment to Territory. The definition of “Territory” in the License is amended in its entirety to read as follows:

“Territory” means all countries and jurisdictions outside Canada, Mexico, and the United States (as defined below).”

Further, Exhibit A of the License is hereby amended to remove any BEMA Patent Rights concerning Mexico or Canada.

3. Effective Date of this Amendment. This Amendment shall not become effective until CDC, in its capacity as a third-party beneficiary to certain terms and provisions contained in the License, has consented to the changes set forth in this Amendment in a separate written agreement. The failure of CDC to provide such consent shall render this Amendment void ab initio.

4. Amended License to Continue in Full Force and Effect. To the extent that the terms of the License are varied by this Amendment, such variations shall be deemed to be lawfully made amendments to the License pursuant to Section 14.11 thereof. Except as modified by this Amendment, the License shall remain unchanged and in full force and effect.

5. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina, excluding its choice of law provisions.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument. Signatures to the Amendment may be transmitted via facsimile and such signatures shall be deemed to be originals.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the Second Amendment Date.

ARIUS TWO, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

CDC IV, LLC, as a third party beneficiary of the License, hereby consents to the transactions contemplated by this Second Amendment.

CDC IV, LLC

By:	/s/ David Ramsey
Name:	David Ramsey
Title:	Partner

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